Exhibit 99.1

Contact Information:

Investors:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
Sarika Sahni	Corey Kinger
Investor Relations	(212) 986-6667
(212) 589-2751

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES FIRST QUARTER 2011 RESULTS

AND RAISES ITS FISCAL 2011 EARNINGS GUIDANCE

NEW YORK, N.Y., May 6, 2011 – Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the first quarter of fiscal 2011 and raised its fiscal 2011 earnings guidance.

First quarter 2011 highlights include:

•	Revenues of $503.4 million, up 29.8% versus the prior year period, with global paid weeks up 39.7%

•	North American meeting revenues up 35.2% versus the prior year period, with meeting paid weeks up 32.6% and attendance up 33.1%

•	Internet revenues up 66.4% versus the prior year period, with Online paid weeks up 72.3% and end of period active Online subscribers up 86.6%

•	Q1 2011 EPS of $1.00, up 73.0% versus the prior year period

“I am very pleased with the Company’s first quarter earnings which were the result of powerful marketing, extensive PR coverage and a strong new program innovation,” commented David Kirchhoff, President and Chief Executive Officer of the Company. “We expect continuing strong performance as we proceed through the rest of 2011, although our year-over-year quarterly growth rate will moderate as we begin to lap the launch of our new marketing strategy in the second quarter of last year.”

Kirchhoff added, “With the strong results of Q1 2011 and despite accelerating investment in new initiatives such as mobile technology and marketing to men to fuel growth in 2012 and beyond, we are raising our full year 2011 earnings guidance range to $3.75 to $4.00 per fully diluted share from our previously provided earnings guidance range of $3.50 to $3.85 per fully diluted share.”

Q1 Fiscal 2011 Summary

	Net Income (in millions)			Fully Diluted EPS
	Three Months Ended			Three Months Ended
	April 2, 2011	April 3, 2010	% Change	April 2, 2011	April 3, 2010	% Change
Net Income / EPS	$73.6	$44.6	65.1%	$1.00	$0.58	73.0%

First quarter fiscal 2011 net income was $73.6 million versus $44.6 million in the prior year period. Earnings per fully diluted share (EPS) for Q1 2011 were $1.00 versus $0.58 in the prior year period. Increased volumes in both the meetings business and WeightWatchers.com business drove net income and EPS growth in the first quarter of fiscal 2011. Volume growth was primarily the result of strong new program innovation launches, effective marketing, and extensive public relations activities in the Company’s English-speaking markets.

Q1 2011 Global Results

(in millions except percentages)	Three Months Ended			% Change Adjusted for Constant Currency
	April 2, 2011	April 3, 2010	% Change
Revenues	$503.4	$388.0	29.8%	28.4%
Operating Income	$135.7	$91.4	48.5%	46.9%
Total Paid Weeks	48.5	34.7	39.7%	N/A
Meeting Paid Weeks	27.8	22.7	22.5%	N/A
Online Paid Weeks	20.7	12.0	72.3%	N/A
Attendance	17.6	14.7	20.3%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First quarter 2011 revenues increased 28.4% on a constant currency basis versus the prior year period, primarily driven by an effective marketing and public relations strategy implemented by the meetings business in North America and the WeightWatchers.com business, coupled with the very successful launches of the Company’s new program innovation in all of its English-speaking markets. Strong performance in the Company’s English-speaking markets was partially offset by weaker performance in the Continental European meetings business, which did not have a Q1 2011 program innovation.

Q1 2011 total paid weeks were up 39.7% as compared to the prior year period, driven primarily by strong meeting enrollment trends in the Company’s English-speaking markets and signups for the Company’s Online product. Online paid weeks increased a robust 72.3% versus the prior year period. Attendance was up 20.3% globally versus the prior year period.

Operating income growth of 46.9% on a constant currency basis versus the prior year period exceeded revenue growth primarily as the result of stronger gross margin versus the prior year period as well as reductions, as a percentage of revenues, in both marketing expenses and selling, general and administrative expenses.

Q1 2011 NACO Performance

(in millions except percentages)	Three Months Ended			% Change Adjusted for Constant Currency
	April 2, 2011	April 3, 2010	% Change
Meeting Revenues	$246.7	$182.5	35.2%	34.7%
Meeting Paid Weeks	18.4	13.9	32.6%	N/A
Attendance	11.1	8.4	33.1%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First quarter 2011 revenues for the North American meetings business (NACO) were up 35.2% versus the prior year period. Q1 2011 meeting paid weeks increased 32.6%, and attendance increased 33.1%, versus the prior year period. This first quarter performance benefited from the combined impact of a more effective marketing strategy, the launch of PointsPlus®, a major new program innovation, extensive public relations activity, and growth in the At Work business.

Q1 2011 International Performance

(in millions except percentages)	Three Months Ended			% Change Adjusted for Constant Currency
	April 2, 2011	April 3, 2010	% Change
International Meeting Revenues	$123.2	$115.7	6.5%	4.0%
UK Meeting Revenues	$49.8	$37.2	34.0%	30.1%
CE Meeting Revenues	$54.9	$65.8	-16.6%	-16.1%
International Meeting Paid Weeks	9.4	8.8	6.7%	N/A
UK Meeting Paid Weeks	5.1	4.1	21.9%	N/A
CE Meeting Paid Weeks	3.4	3.9	-13.1%	N/A
International Attendance	6.5	6.3	3.2%	N/A
UK Attendance	3.6	2.9	22.2%	N/A
CE Attendance	2.2	2.8	-19.6%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First quarter 2011 International meeting revenues were up 4.0% on a constant currency basis, with growth in the UK more than offsetting Continental Europe (CE) shortfalls.

•

UK: First quarter 2011 UK meeting revenues increased 30.1% on a constant currency basis versus the prior year period due to the launch of the new program innovation, ProPoints®, and a new advertising campaign.

•

CE: First quarter 2011 CE meeting revenues were down 16.1% on a constant currency basis versus the prior year period as this region cycled against its prior year launch of the ProPoints program. CE was unable to sustain the growth generated by the new program launch in the prior year period as its 2010 marketing programs, although successful in growing rejoining member enrollments, were not able to attract new customer enrollments.

Q1 2011 WeightWatchers.com Performance

(in millions except percentages and as noted)	Three Months Ended		% Change	% Change Adjusted for Constant Currency
	April 2, 2011	April 3, 2010
Internet Revenues	$92.0	$55.3	66.4%	64.9%
Online Paid Weeks	20.7	12.0	72.3%	N/A
End of Period Active Online Subscribers (in thousands)	1,813	972	86.6%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

The WeightWatchers.com business continued to deliver outstanding top-line growth in the first quarter of 2011 versus the prior year period, with Internet revenues up 64.9% on a constant currency basis. The growth was driven by the combination of highly effective advertising campaigns globally and a new program innovation in North America and other English-speaking markets. Globally, Online paid weeks were up 72.3% and end of period active Online subscribers were up 86.6% versus the prior year period.

Full Year Fiscal 2011 Earnings Guidance

The Company has raised its full year 2011 earnings guidance to a range of $3.75 to $4.00 per fully diluted share from its previously provided earnings guidance range of $3.50 to $3.85 per fully diluted share.

First Quarter 2011 Conference Call

The Company has scheduled a conference call today at 8:00 a.m. ET. During the conference call, David Kirchhoff, President and Chief Executive Officer of the Company, and Ann Sardini, Chief Financial Officer of the Company, will discuss first quarter 2011 results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated statements of income presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has presented certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release and any attachments, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes this non-GAAP financial measure provides useful supplemental information for its and investors’ evaluation of the Company’s business performance and is useful for period-over-period comparisons of the performance of the Company’s business. While management believes that this financial measure is useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds over 45,000 meetings each week where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop innovative new services and products and enhance its existing services and products, or the failure of its services and products to continue to appeal to the market; the effectiveness of the Company’s marketing and advertising programs; the impact on the Weight Watchers brand of actions taken by the Company’s franchisees and licensees; risks and uncertainties associated with the Company’s international operations, including economic, political and social risks and foreign currency risks; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses;

uncertainties related to a downturn in general economic conditions or consumer confidence; the seasonal nature of the Company’s business; the impact of events that discourage people from gathering with others; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; the impact of security breaches and privacy concerns; the impact of disputes with the Company’s franchise operators; the impact of existing and future laws and regulations; the impact of the Company’s debt service obligations and restrictive debt covenants; the possibility that the interests of the Company’s majority owner will conflict with the other holders of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	April 2 , 2011	January 1, 2011
ASSETS
Current assets	$224.9	$190.4
Property and equipment, net	29.6	30.9
Goodwill, franchise rights and other intangible assets, net	849.6	847.3
Deferred financing costs, other	21.9	23.4

TOTAL ASSETS	$1,126.0	$1,092.0

LIABILITIES AND TOTAL DEFICIT
Current liabilities	$570.3	$539.1
Long-term debt	1,102.0	1,167.6
Deferred income taxes	76.8	62.8
Other	13.5	13.3

TOTAL LIABILITIES	$1,762.6	$1,782.8

Shareholders' deficit	(640.2)	(694.8)
Noncontrolling interest	3.6	4.0

TOTAL DEFICIT	(636.6)	(690.8)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,126.0	$1,092.0

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	April 2, 2011	April 3, 2010
Revenues, net	$503.4	$388.0
Cost of revenues	220.3	176.3

Gross profit	283.1	211.7
Marketing expenses	95.7	74.5
Selling, general and administrative expenses	51.7	45.8

Operating income	135.7	91.4
Interest expense	18.2	18.7
Other expense (income), net	(0.5)	0.6

Income before income taxes	118.0	72.1
Provision for income taxes	44.9	28.0

Net income	73.2	44.1
Net income attributable to the noncontrolling interest	0.4	0.5

Net income attributable to WWI	$73.6	$44.6

Earnings Per Share attributable to WWI:
Basic	$1.01	$0.58

Diluted	$1.00	$0.58

Weighted average common shares outstanding:
Basic	72.9	77.1

Diluted	73.7	77.2

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended
	April 2, 2011	April 3, 2010
Total Revenues (in $ millions)
Meeting Fees	268.9	218.2
In-Meeting Product Sales	101.0	80.0
Internet Revenues	92.0	55.3
All Other	41.5	34.5

Total Revenues	503.4	388.0

North America (in $ millions)
Meeting Fees	188.1	142.4
In-Meeting Product Sales	58.6	40.1

Total	246.7	182.5

International (in $ millions)
Meeting Fees	80.8	75.8
In-Meeting Product Sales	42.4	39.9

Total	123.2	115.7

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	18.4	13.9
UK Meeting Paid Weeks	5.1	4.1
CE Meeting Paid Weeks	3.4	3.9
Other Meeting Paid Weeks	1.0	0.8

Sub-total Meeting Paid Weeks	27.8	22.7
Online Paid Weeks	20.7	12.0

Total Paid Weeks	48.5	34.7

Attendance (in millions)
North America	11.1	8.4
UK	3.6	2.9
CE	2.2	2.8
Other	0.7	0.6

Total Attendance	17.6	14.7

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	1,813	972

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

	Q1 2011			Q1 2010	Q1 2011 Variance
	GAAP	Currency Adjustment	Constant Currency	GAAP	2011 vs 2010	2011 Constant Currency vs 2010
Selected Financial Data
Consolidated Company Revenues	$503.4	$(5.1)	$498.3	$388.0	29.8%	28.4%
Consolidated Meeting Fees	$268.9	$(2.8)	$266.1	$218.2	23.2%	21.9%
Consolidated In-Meeting Product Sales	$101.0	$(0.9)	$100.1	$80.0	26.3%	25.2%
Consolidated Meeting Business Revenues	$418.5	$(4.3)	$414.2	$337.4	24.1%	22.8%
NACO
Meeting Fees	$188.1	$(0.7)	$187.4	$142.4	32.1%	31.6%
Meeting Revenues	$246.7	$(0.9)	$245.9	$182.5	35.2%	34.7%
Total Revenues	$262.4	$(0.9)	$261.5	$194.9	34.6%	34.2%
International
Meeting Fees	$80.8	$(2.1)	$78.7	$75.8	6.6%	3.8%
Meeting Revenues	$123.2	$(2.9)	$120.3	$115.7	6.5%	4.0%
Total Revenues	$137.6	$(3.4)	$134.3	$130.1	5.8%	3.2%
UK
Meeting Fees	$31.1	$(1.0)	$30.1	$23.4	32.8%	28.6%
In-Meeting Product Sales	$18.7	$(0.4)	$18.2	$13.7	35.9%	32.7%
Meeting Revenues	$49.8	$(1.4)	$48.4	$37.2	34.0%	30.1%
Total Revenues	$55.5	$(1.6)	$53.9	$41.9	32.4%	28.5%
CE
Meeting Revenues	$54.9	$0.3	$55.2	$65.8	-16.6%	-16.1%
Total Revenues	$61.2	$0.3	$61.5	$73.2	-16.4%	-16.0%
Internet Revenues	$92.0	$(0.8)	$91.2	$55.3	66.4%	64.9%
Other Revenues	$41.5	$(0.6)	$41.0	$34.5	20.2%	18.6%
Marketing Expenses	$95.7	$(0.6)	$95.1	$74.5	28.5%	27.7%
Selling, General and Administrative Expenses	$51.7	$(0.7)	$51.1	$45.8	13.0%	11.5%
Operating Income	$135.7	$(1.4)	$134.3	$91.4	48.5%	46.9%
Operating Income Margin	27.0%		27.0%	23.6%
Net Income	$73.6	$(0.9)	$72.7	$44.6	65.1%	63.2%

Note: Totals may not sum due to rounding.